Exhibit 99.12

Execution Copy

TRIMONT LLC,
Master Servicer

and

KEYBANK NATIONAL ASSOCIATION,
Primary Servicer

PRIMARY SERVICING AGREEMENT
Dated as of June 1, 2025

BMO 2025-C12,
Commercial Mortgage Pass-Through Certificates
Series 2025-C12

(continued)

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(continued)

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This is a Primary Servicing Agreement (this “Agreement”), dated as of June 1, 2025, by and between KEYBANK NATIONAL ASSOCIATION, having an office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211, and its successors and assigns (the “Primary Servicer”), and TRIMONT LLC, having an office at c/o Commercial Mortgage Servicing, 550 South Tryon Street, Suite 2400, Charlotte, North Carolina 28202, and its successors and assigns (the “Master Servicer”).

W I T N E S S E T H:

WHEREAS, BMO Commercial Mortgage Securities LLC, as Depositor (the “Depositor”), Rialto Capital Advisors, LLC, as Special Servicer (the “Special Servicer”), Citibank N.A., as Trustee (the “Trustee”), Citibank N.A., as Certificate Administrator (the “Certificate Administrator”), Pentalpha Surveillance LLC, as Operating Advisor (in such capacity, the “Operating Advisor”) and as Asset Representations Reviewer (in such capacity, the “Asset Representations Reviewer”), and the Master Servicer have entered into that certain Pooling and Servicing Agreement dated as of June 1, 2025 (as amended, modified and restated from time to time, the “Pooling and Servicing Agreement”), whereby the Master Servicer shall master service certain mortgage loans, including the Mortgage Loans (defined below), on behalf of the Trustee; and

WHEREAS, the Master Servicer desires to enter into a contract with the Primary Servicer whereby the Primary Servicer shall service the mortgage loan or mortgage loans, as applicable, listed on Exhibit A (the “Mortgage Loan Schedule”) attached hereto (hereinafter referred to as the “Mortgage Loans”) and the companion loan or companion loans, as applicable, listed on Exhibit A attached hereto (hereinafter referred to as the “Serviced Companion Loans”) on behalf of the Master Servicer.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Master Servicer and the Primary Servicer hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01                  Defined Terms.

Unless otherwise specified in this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. As used herein, the following terms have the meanings assigned to them in this Section 1.01:

“Available Distribution Amount” shall mean, with respect to any date and with respect to the Mortgage Loans, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit attributable to the Mortgage Loans in the Primary Servicer Whole Loan Custodial Account (as defined herein) as of such date, (ii) if and to the extent not included in the amount referred to in subclause (a)(i), the aggregate amount allocable to the Mortgage Loans transferred from the REO Account (if established) to the Primary Servicer as of such date to the extent not previously remitted to the Master Servicer, (iii) the aggregate of all other amounts received with respect to the Mortgage Loans as of such date to the extent not previously remitted to the Master Servicer and (iv) the aggregate amount of Prepayment Interest Shortfalls deposited by the Primary Servicer and allocable to the Mortgage Loans in the Primary Servicer Whole Loan Custodial Account as required by Section 3.13 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(20) of this Agreement, to the extent not previously remitted to the Master Servicer, net of (b) the portion of the amount described in subclause (a) of this definition that represents one or more of the following: (i) Escrow Payments (other than the Escrow Payments that are to be used to reimburse the Master Servicer for Property Advances) or (ii) any amounts that the Primary Servicer is entitled to retain as compensation pursuant to Section 3.12 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(18) of this Agreement.

“Collection Report” shall mean the monthly report prepared by the Primary Servicer setting forth, with respect to the Mortgage Loans and Serviced Companion Loans, the information described on Exhibit G attached hereto.

“Mortgage Loans” shall have the meaning specified in the recitals hereto.

“Mortgage Loan Schedule” shall have the meaning specified in the recitals hereto.

“Serviced Companion Loans” shall have the meaning specified in the recitals hereto. For the avoidance of doubt there are no Serviced Companion Loans related to this Agreement and all references to Serviced Companion Loans shall be disregarded.

“Serviced Whole Loan(s)” shall mean the applicable Serviced Companion Loans together with the related Mortgage Loans.

“Primary Servicer Whole Loan Custodial Account” shall have the meaning specified in Section 3.01(c)(8) of this Agreement.

“Primary Servicer Remittance Date” shall mean the first Business Day after each Determination Date.

“Primary Servicing Fee” shall mean, with respect to each Mortgage Loan, Serviced Companion Loan and any related REO Mortgage Loan, the fee payable to the Primary Servicer pursuant to Section 3.01(c)(18) of this Agreement.

“Primary Servicing Fee Rate” shall mean, with respect to each Mortgage Loan and Serviced Companion Loan, the rate that corresponds to each Mortgage Loan and Serviced Companion Loan set forth on Exhibit A hereto under the heading “Primary Servicing Fee.”

ARTICLE II

MASTER SERVICER’S ENGAGEMENT OF PRIMARY SERVICER
TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01                  Contract for Servicing; Possession of Loan Documents.

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The Master Servicer, by execution and delivery of this Agreement, does hereby contract with the Primary Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans and the Serviced Companion Loans. On and after the Closing Date, the Primary Servicer shall hold any portion of the Servicing File or the Mortgage File in the possession of the Primary Servicer in trust by the Primary Servicer, on behalf of the Master Servicer for the benefit of the Trustee. The Primary Servicer’s possession of any portion of the Servicing File or the Mortgage File shall be at the will of the Master Servicer and the Trustee for the sole purpose of facilitating the servicing or the supervision of servicing of the Mortgage Loans and Serviced Companion Loans pursuant to this Agreement, and such retention and possession by the Primary Servicer shall be in a custodial capacity only. Any portion of the Servicing File or the Mortgage File retained by the Primary Servicer shall be identified to reflect clearly the ownership of the Mortgage Loans by the Trustee. The Primary Servicer shall release from its custody any Mortgage File retained by it only in accordance with this Agreement and the Pooling and Servicing Agreement. The Primary Servicer shall provide to the Master Servicer as soon as practicable after request therefor by the Master Servicer a copy of any documents held by it with respect to the Mortgage Loans or Serviced Companion Loans. During the term of this Agreement, the Primary Servicer will also provide to the Master Servicer a copy of any lease, amendments and other documents related to the Mortgaged Property securing any Mortgage Loan or related to any Mortgage Loan (and related Serviced Companion Loans) as soon as possible after receipt or execution thereof, as applicable.

Section 2.02                  Notice of Defect, Breach of Representations and Warranties.

Provided that the Primary Servicer has received a copy of the Loan Purchase Agreement, the Primary Servicer shall promptly notify the Master Servicer upon its actual knowledge of any facts or circumstances that the Primary Servicer reasonably believes constitute a breach of any representations and warranties contained in the Loan Purchase Agreement, that could give rise to a cure or repurchase obligation thereunder. The Primary Servicer shall notify the Master Servicer in writing within five (5) Business Days after the Primary Servicer discovers or receives notice alleging a Document Defect or a Breach. The Primary Servicer shall promptly, but in no event later than five (5) Business Days, provide to the Master Servicer (a) written notice of any Repurchase Request received by the Primary Servicer; (b) written notice of any Repurchase Request Withdrawal received by the Primary Servicer; (c) written notice of any Repurchase received by the Primary Servicer; (d) written notice of any Repurchase Request Rejection received by the Primary Servicer; (e) written notice of any Certificateholder Repurchase Request received by the Primary Servicer; (f) written notice of any PSA Party Repurchase Request received by the Primary Servicer; (g) a copy of any of the foregoing items received in writing; and (h) such other information in its possession requested by the Master Servicer as would permit the Master Servicer to comply with its obligations under Section 2.03 of the Pooling and Servicing Agreement.

ARTICLE III

SERVICING OF THE MORTGAGE LOANS AND COMPANION LOANS

Section 3.01                  Primary Servicer to Service.

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(a)       The Primary Servicer, as an independent contractor, shall service and administer the Mortgage Loans and Serviced Companion Loans in a manner consistent with the Servicing Standard under the Pooling and Servicing Agreement and, in the case of the Serviced Whole Loans, taking into account the pari passu or subordinate nature of the related Serviced Companion Loans.

(b)       The Primary Servicer shall perform, on behalf of the Master Servicer, all of the obligations of the Master Servicer (with respect to the Mortgage Loans and Serviced Companion Loans subject to this Agreement) as set forth in those sections of the Pooling and Servicing Agreement incorporated herein pursuant to Section 3.01(c) of this Agreement (the “Incorporated Sections”), as modified by Section 3.01(c) of this Agreement, and the Master Servicer shall have the same rights with respect to the Primary Servicer that the Trustee, the Serviced Companion Loan Holders (if applicable), the Certificate Administrator, the Custodian, the Depositor, the Controlling Class Certificateholders, the Controlling Class Representative, the Operating Advisor, the Asset Representations Reviewer, the Risk Retention Consultation Party (if applicable), the Rating Agencies, the Back-Up Advancing Agent, the Underwriters, the Rule 17g-5 Information Provider, the Initial Purchasers, the Certificateholders, the Directing Holder and the Special Servicer (including, without limitation, the right of the Special Servicer to direct the Master Servicer during certain periods) have with respect to the Master Servicer under the Pooling and Servicing Agreement to the extent that the Primary Servicer is acting on behalf of the Master Servicer hereunder and except as otherwise set forth herein. Without limiting the foregoing, and subject to Section 3.22 of the Pooling and Servicing Agreement as modified herein, the Primary Servicer shall service and administer each Mortgage Loan and each Serviced Companion Loan as long as it is not a Specially Serviced Loan; provided, however, that the Primary Servicer shall continue to collect information and prepare all reports required from the Master Servicer under the Pooling and Servicing Agreement with respect to any Specially Serviced Loan and REO Property (and the related REO Mortgage Loan), and further to render such incidental services with respect to any Specially Serviced Loan and REO Property as are specifically provided for therein. All references herein to the respective duties of the Primary Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.22 of the Pooling and Servicing Agreement, as modified herein and to the Special Servicer’s rights to service Specially Serviced Loans. Except as otherwise set forth below, for purposes of this Agreement, (i) references to the Trustee, the Certificate Administrator, the Risk Retention Consultation Party (if applicable), the Depositor, Serviced Companion Loan Holders (if applicable), the Custodian, the Rating Agencies, the Special Servicer, the Controlling Class Certificateholders, the Controlling Class Representative, the Operating Advisor, the Asset Representations Reviewer, the Underwriters, the Rule 17g-5 Information Provider, the Back-Up Advancing Agent, the Initial Purchasers, the Directing Holder and the Certificateholders in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Master Servicer hereunder, (ii) references to the Master Servicer in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Primary Servicer hereunder, (iii) references to the Mortgage Loans in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Mortgage Loans as defined herein, (iv) references to the Serviced Companion Loans and Serviced Pari Passu Companion Loans in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Serviced Companion Loans as defined herein and (v) references to the Serviced Whole Loans in the Incorporated Sections

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(and in the defined terms used therein) shall be deemed to be references to the Serviced Whole Loans as defined herein (such modifications of the Incorporated Sections pursuant to clauses (i), (ii), (iii), (iv) and (v) of this sentences, shall be referred to herein as the “References Modification”).

(c)       The following Sections of the Pooling and Servicing Agreement, unless otherwise provided in this Section 3.01(c) of this Agreement, are hereby incorporated herein by reference as if fully set forth herein, and, for purposes of this Agreement, in addition to the References Modification, are hereby further modified as set forth below:

(1)                   Section 2.03. The Primary Servicer shall notify the Master Servicer in writing within five (5) Business Days after the Primary Servicer discovers or receives notice alleging a Document Defect or a Breach or receives a Repurchase Communication of a Repurchase, a Repurchase Request, a Repurchase Request Withdrawal, a Repurchase Request Rejection, a Certificateholder Repurchase Request, or a PSA Party Repurchase Request. The Primary Servicer shall promptly, but in no event later than five (5) Business Days, provide to the Master Servicer a copy of any written Repurchase Communication received by the Primary Servicer and such other information in the possession of the Primary Servicer reasonably requested by the Master Servicer to fulfill its obligations under Section 2.03 of the Pooling and Servicing Agreement.

(2)       Section 2.05. Section 2.05(a)(i) of the Pooling and Servicing Agreement shall be deemed modified to read “The Primary Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and the Primary Servicer is in compliance with the laws of each jurisdiction in which a Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.” The Primary Servicer hereby represents and warrants, as of the date hereof, that (i) each insurance policy and fidelity bond referenced in Section 3.08(c) of the Pooling and Servicing Agreement names the Master Servicer as an additional insured and loss payee; (ii) the net worth of the Primary Servicer determined in accordance with generally accepted accounting principles is not less than $2 million; and (iii) the Primary Servicer is authorized to transact business in each state in which each Mortgaged Property is located, if and to the extent required by applicable law. The Primary Servicer hereby represents and warrants to the Master Servicer, as of the date hereof, that the Primary Servicer is not a Risk Retention Affiliate of the Retaining Third Party Purchaser.

(3)         Section 3.01(a) and (b). The Primary Servicer shall take all necessary action to continue all UCC financing statements in favor of the originator of the Mortgage Loans and Serviced Companion Loans or in favor of any assignee prior to the expiration of such UCC financing statements. The Master Servicer shall forward the Primary Servicer recorded UCC financing statements reflecting the Trust as the secured party. The Primary Servicer shall not modify amend, waive or otherwise consent to any change of the terms of any Mortgage Loan or Serviced Companion Loan except as allowed by this Agreement.

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(4)       Sections 3.01(c), (d), (e) and (k). References to the Master Servicer shall not be deemed to be references to the Primary Servicer for purposes of Sections 3.01(c) and (d) of the Pooling and Servicing Agreement. Each and every one of the terms and conditions of Sections 3.01(c) and (d) of the Pooling and Servicing Agreement shall be enforceable against the Primary Servicer in accordance with the terms thereof. The Primary Servicer may not enter into any new sub-servicing Agreements in connection with the Mortgage Loans or Serviced Companion Loans, but the Primary Servicer may delegate its duties to agents or subcontractors so long as the related agreement or arrangements with such agents or subcontractors are consistent with the provisions of Sections 3.01(c) and (d) of the Pooling and Servicing Agreement. This Agreement may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or by any successor Master Servicer without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations of the Master Servicer pursuant to Section 7.02 of the Pooling and Servicing Agreement. The Primary Servicer shall not take any action that the Master Servicer would be prohibited from taking under the Pooling and Servicing Agreement and shall not make any material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the related Loan Documents, without the consent of the Master Servicer as permitted hereunder. The Primary Servicer may not foreclose any Mortgage or, except as permitted by Section 3.01(c)(27) of this Agreement, grant any modification, extension, waiver or amendment to the Mortgage Loans or Serviced Companion Loans. Section 3.01(k) of the Pooling and Servicing Agreement is not incorporated herein. The Primary Servicer shall promptly notify the Master Servicer of any information that would impact the Note register to the extent a Note register is required under any Loan Documents.

(5)       Sections 3.03(a) and (b). The determination as to the application of amounts collected in respect of each Mortgage Loan, to the extent the application is not governed by the express provisions of the related Note or Mortgage, shall be made by the Master Servicer, as contemplated by Section 1.02 of the Pooling and Servicing Agreement. Without the express written consent of the Master Servicer, the Primary Servicer shall not waive any Penalty Charges in connection with any delinquent Monthly Payment with respect to any Mortgage Loan or Serviced Companion Loan. The Primary Servicer shall forward to the Master Servicer all income statements, rent rolls and other reporting information from the Mortgagors collected by the Primary Servicer within the time period set forth in Section 3.01(c)(32) of this Agreement. The Primary Servicer shall promptly notify the Master Servicer of any defaults under the Mortgage Loans, collection issues or customer issues.

(6)       Section 3.04(a) and (e). Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify the information on each Mortgage Loan and Serviced Companion Loan with respect to taxes, insurance premiums, assessments, ground rents and other similar items on a quarterly basis starting for the quarter ending in September of 2025 within thirty (30) days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(32) of this Agreement. The third, fourth, fifth and sixth sentences of Section 3.04(a) of the Pooling and Servicing Agreement are not incorporated herein. The Primary Servicer shall not be permitted to make any Property Advances.

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(7)       Sections 3.04(b), (d) and (e). The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer within three (3) days of the Closing Date and thereafter to the Master Servicer upon any transfer of the Escrow Account.

(8)       Section 3.05A. The Primary Servicer shall establish a collection account (hereinafter the “Primary Servicer Whole Loan Custodial Account”), meeting all of the requirements of the Whole Loan Custodial Account, and references to the Whole Loan Custodial Account shall be references to such Primary Servicer Whole Loan Custodial Account. The creation of any Primary Servicer Whole Loan Custodial Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of the Primary Servicer Whole Loan Custodial Account. Notwithstanding Section 3.05A of the Pooling and Servicing Agreement, the Primary Servicer shall deposit into the Primary Servicer Whole Loan Custodial Account and include in its Available Distribution Amount all payments in the nature of Ancillary Fees, Consent Fees, Assumption Fees, assumption application fees, defeasance fees, review fees and other amounts that constitute other Additional Servicing Compensation or other Additional Special Servicing Compensation collected by the Primary Servicer, to the extent the Primary Servicer is not entitled to such amounts pursuant to Section 3.01(c)(18) of this Agreement. The Primary Servicer shall give written notice to the Master Servicer of the location and account number of the Primary Servicer Whole Loan Custodial Account and shall notify the Master Servicer in writing prior to any change thereof. Any amounts of Additional Special Servicer Compensation payable to the Special Servicer shall be remitted to the Special Servicer by the Master Servicer. For purposes of Section 3.05A(c) of the Pooling and Servicing Agreement, the Master Servicer shall direct the Special Servicer to make payment of amounts referenced therein directly to the Primary Servicer for deposit in the Primary Servicer Whole Loan Custodial Account.

(9)                     Reserved

(10)                      Section 3.06A is not incorporated herein. The Primary Servicer may, from time to time, make withdrawals from the Primary Servicer Whole Loan Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)                     to remit (A) to the Master Servicer for deposit in the Collection Account the amounts required to be remitted by the Master Servicer pursuant to Section 4.06(a)(i)-(vii) of the Pooling and Servicing Agreement and the amounts required to be remitted by the Primary Servicer pursuant to Section 3.01(c)(34) of this Agreement and (B) to the Serviced Companion Loan Holder all amounts on deposit payable to the related Serviced Companion Loan Holder pursuant to the Co-Lender Agreement;

(ii)                  to the extent not otherwise required to be applied against

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Prepayment Interest Shortfalls, to pay itself earned and unpaid Primary Servicer Servicing Fees, with respect to the Serviced Whole Loan, the Primary Servicer’s right to payment pursuant to this clause (ii) with respect to any Serviced Whole Loan being limited to amounts on deposit in the Primary Servicer Whole Loan Custodial Account that are received on or in respect of such Serviced Whole Loan (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds) that are allocable as a recovery of interest thereon;

(iii)               to pay itself, as additional servicing compensation in accordance with Section 3.12(a) of the Pooling and Servicing Agreement, interest and investment income earned in respect of amounts held in the Primary Servicer Whole Loan Custodial Account as provided in Section 3.01(c)(11) of this Agreement, but only to the extent of the net investment earnings, if any, with respect to the Primary Servicer Whole Loan Custodial Account for any Collection Period;

(iv)              to clear and terminate the Primary Servicer Whole Loan Custodial Account at the termination of this Agreement pursuant to Section 9.01 of the Pooling and Servicing Agreement, as modified herein; and

(v)                 to remove any amounts deposited in the Primary Servicer Whole Loan Custodial Account in error.

The second paragraph of Section 3.06A(a) of the Pooling and Servicing Agreement is incorporated herein. The Primary Servicer shall keep and maintain separate accounting records, on a Mortgage Loan-by-Mortgage Loan and Companion Loan-by-Companion Loan basis for the purpose of justifying any withdrawal, debit or credit from the Primary Servicer Whole Loan Custodial Account. Upon written request, the Primary Servicer shall provide to the Master Servicer such records. Section 3.06A(b) of the Pooling and Servicing Agreement is incorporated herein.

On or prior to the related Serviced Whole Loan Remittance Date in each calendar month (and also on the Business Day immediately following the receipt of any funds from the REO Account for any REO Property related to the applicable Serviced Whole Loan, if such funds are received after the Determination Date and before the Distribution Date in any calendar month), the Primary Servicer shall remit to the related Serviced Companion Loan Holder all amounts on deposit in the Primary Servicer Whole Loan Custodial Account payable to such Serviced Companion Loan Holder pursuant to the related Co-Lender Agreement with respect to the related Serviced Companion Loan (or any successor REO Companion Loan), exclusive of any applicable Trust Reimbursement Amount. Section 3.01(c)(32) of this Agreement sets forth certain reporting requirements with respect to such remittances.

(11)       Section 3.07 is not incorporated herein. The Primary Servicer may invest funds in the Primary Servicer Whole Loan Custodial Account on the same terms as the Master Servicer may invest funds in the Collection Account and Whole Loan Custodial Account, and subject to the same restrictions, requirements and obligations regarding

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maturity dates, gains, losses, possession, characteristics and control of Permitted Investments. Without limiting the generality of the foregoing, any investment of funds in the Primary Servicer Whole Loan Custodial Account shall be made in the name of the Certificate Administrator (on behalf of the Trustee for the benefit of the Certificateholders) or in the name of a nominee of the Certificate Administrator.

(12)       Sections 3.08(a) and (b). References to the Collection Account shall be references to the Primary Servicer Whole Loan Custodial Account. All insurance policies caused to be maintained by the Primary Servicer hereunder shall also name the Master Servicer as additional insured and loss payee. The Primary Servicer must promptly provide to the Master Servicer for the Mortgage Loans, within fifteen (15) days after the Closing Date, a fully completed certificate of insurance in the form of Exhibit H attached hereto. Upon learning that any Mortgage Loan does not have insurance covering acts of terrorism in accordance with the related Loan Documents, the Primary Servicer must promptly notify the Master Servicer of such fact. Any required determination as to whether any failure to maintain terrorism insurance is an Acceptable Insurance Default will be made by the Special Servicer in accordance with the Pooling and Servicing Agreement. Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify as to the status of insurance policies relating to the Mortgage Loans on a quarterly basis, starting for the quarter ending in September of 2025 within thirty (30) days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(32) of this Agreement.

(13)        Reserved.

(14)       Section 3.08(c). The fidelity bond and insurance policies required hereunder shall also name the Master Servicer as additional insured and loss payee. The Primary Servicer shall cause to be delivered to the Master Servicer from time to time upon the Master Servicer’s reasonable request a certificate of insurance or other evidence of such insurance.

(15)       Section 3.09. Notwithstanding anything herein to the contrary, the Primary Servicer will not permit or consent to any assumption, transfer, defeasance, or other action contemplated by Section 3.09 of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer. With respect to any such proposed action, the Primary Servicer shall perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.09 of the Pooling and Servicing Agreement. The Master Servicer, not the Primary Servicer, will deal directly with the Special Servicer, the related Directing Holder and the Rating Agencies in connection with obtaining any necessary approval or consent from the Special Servicer, the related Directing Holder and the Rating Agencies. If the Master Servicer consents to such assumption, transfer, defeasance or other action, the Primary Servicer shall document and close such transaction.

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(16)       Section 3.10. References to the Master Servicer shall not be deemed references to the Primary Servicer for purposes of Section 3.10 of the Pooling and Servicing Agreement. On the last Business Day of each month, the Primary Servicer shall provide to the Master Servicer a CREFC® Delinquent Loan Status Report, provided that the information set forth in such report shall be as of the close of business on the Business Day immediately preceding the delivery of such report. The Primary Servicer shall cooperate fully with the Master Servicer and provide the Master Servicer (via electronic delivery) with any information in its possession requested by the Master Servicer as would permit the Master Servicer to comply with its obligations under the second paragraph of Section 3.10(a) of the Pooling and Servicing Agreement.

(17)       Section 3.11. The references to the Collection Account in Section 3.11 of the Pooling and Servicing Agreement shall be references to the Primary Servicer Whole Loan Custodial Account. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Primary Servicer Whole Loan Custodial Account.

(18)       Section 3.12(a). References to the Servicing Fee shall be references to the Primary Servicing Fee and references to the Servicing Fee Rate shall be references to the Primary Servicing Fee Rate. Any Excess Penalty Charges paid in respect of a delinquent loan to which the Master Servicer is entitled under the Pooling and Servicing Agreement (other than as payment of interest on Advances or Additional Trust Fund Expenses pursuant to the Pooling and Servicing Agreement) shall be paid to the Master Servicer. As additional servicing compensation, the Primary Servicer shall be entitled to: (i) 100% of any amounts collected by the Primary Servicer for checks returned for insufficient funds, demand fees or similar items with respect to the Mortgage Loans and Serviced Companion Loans to the extent the Master Servicer is entitled to such items under Section 3.12(a) of the Pooling and Servicing Agreement, (ii) 50% of that portion of any Consent Fees and Excess Modification Fees to which the Master Servicer is entitled under Section 3.12(a) of the Pooling and Servicing Agreement collected by the Primary Servicer in connection with matters performed by the Primary Servicer pursuant to Section 3.01(c)(27) of this Agreement, (iii) 50% of any Assumption Fees and assumption application fees to which the Master Servicer is entitled under Section 3.12(a) of the Pooling and Servicing Agreement with respect to the Mortgage Loans and Serviced Companion Loans in connection with matters performed by the Primary Servicer pursuant to Section 3.01(c)(15) of this Agreement, (iv) 100% of that portion of any beneficiary statement charges to which the Master Servicer is entitled under Section 3.12(a) of the Pooling and Servicing Agreement with respect to the Mortgage Loans and Serviced Companion Loans, (v) 100% of any interest accrued on escrow accounts related to the Mortgage Loans or Serviced Companion Loans and held and managed by the Primary Servicer in accordance with the terms of the Loan Documents and (vi) 50% of any defeasance fees in connection with such defeasances performed by the Primary Servicer pursuant to this Agreement. The Primary Servicer shall not be entitled to any Prepayment Interest Excesses, Default Interest or other amounts not specifically addressed above in this Section 3.01(c)(18).

(19)                 Section 3.12(d).

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(20)       Section 3.13. On each Primary Servicer Remittance Date, the Primary Servicer shall deposit all Prepayment Interest Shortfalls in the Primary Servicer Whole Loan Custodial Account, to the extent the Master Servicer is required to remit such amounts pursuant to Section 3.13 of the Pooling and Servicing Agreement. References to the Servicing Fee shall be references to the Primary Servicing Fee. On each Serviced Whole Loan Remittance Date, the Primary Servicer shall deliver the portion of any Compensating Interest Payment allocated to the Serviced Companion Loan to the Companion Paying Agent for deposit in the Primary Servicer Companion Distribution Account without right of reimbursement therefor.

(21)       Section 3.15. The Primary Servicer shall also be subject to Section 3.01(c)(30) of this Agreement. None of the restrictions in Section 3.13 of the Pooling and Servicing Agreement or Section 3.01(c)(30) of this Agreement shall prohibit or restrict oral or written communications, or providing information, between the Primary Servicer, on the one hand, and a Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Primary Servicer, (ii) such Rating Agency’s or NRSRO’s approval of the Primary Servicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the Primary Servicer’s servicing operations in general; provided, however, that the Primary Servicer shall not provide any information relating to the Certificates, the Mortgage Loans or Serviced Companion Loans to a Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) Mortgagor, property or deal specific identifiers are redacted; (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website; or (z) the Rating Agency confirms that it does not intend to use such information in undertaking credit rating surveillance with respect to the Certificates.

(22)       Section 3.18. The Primary Servicer shall promptly (but in no event later than thirty (30) days after the related inspection) forward to the Master Servicer a copy of all inspection reports prepared by the Primary Servicer. If any inspection report identifies a “life safety” or other material deferred maintenance item existing with respect to the related Mortgaged Property, the Primary Servicer (x) shall promptly send to the related Mortgagor (with a copy to the Master Servicer by email to trimont.inspections@cms.trimont.com) a letter identifying such deferred maintenance item and instructing the related Mortgagor to correct such deferred maintenance item and (y) shall follow up with the related Mortgagor in writing (with a copy to the Master Servicer by email to trimont.inspections@cms.trimont.com) and at such frequency as is in accordance with the Servicing Standard to confirm that such deferred maintenance item is being corrected. The Primary Servicer may engage a third party at its cost to perform property inspections and prepare property inspection reports without first obtaining the consent of the Master Servicer; provided, however, that the Primary Servicer shall remain obligated and primarily liable to the Master Servicer for satisfactory completion of the inspections and reports as required by this Agreement. With respect to the Mortgage Loans serviced hereunder, the Primary Servicer shall inform each ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer in addition to the Primary Servicer.

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(23)       Section 3.19.

(24)       Section 3.20 is not incorporated herein. The Primary Servicer shall not be permitted to make any Property Advance. The Primary Servicer shall give the Master Servicer not less than five (5) Business Days’ notice before the date on which the Master Servicer is required to make any Property Advance with respect to any Mortgage Loan or Serviced Companion Loan (if applicable). In addition, the Primary Servicer shall provide the Master Servicer with such information in its possession as the Master Servicer may reasonably request to enable the Master Servicer to determine whether a requested Property Advance would constitute a Nonrecoverable Advance.

(25)       Section 3.22(a). The Primary Servicer shall promptly notify the Master Servicer of any event or circumstance that the Primary Servicer deems to constitute a Servicing Transfer Event with respect to any Mortgage Loan and the related Serviced Companion Loan. The determination as to whether a Servicing Transfer Event has occurred shall be made by the Master Servicer. Upon receipt by the Master Servicer of notice from the Special Servicer that a Specially Serviced Loan has become a Corrected Loan, the Master Servicer shall promptly give the Primary Servicer notice thereof and the obligation of the Primary Servicer to service and administer such Mortgage Loan and the related Serviced Companion Loan shall resume.

(26)       Sections 3.22(b) and (c) are not incorporated herein. The Primary Servicer shall continue to process payments and maintain ongoing payment records if any Mortgage Loan (and applicable Serviced Companion Loan) becomes a Specially Serviced Loan or an REO Property and shall timely provide the Master Servicer and the Special Servicer with any information required by either to perform their respective duties under the Pooling and Servicing Agreement. Pursuant to Section 3.01(c)(18) of this Agreement, the Primary Servicer shall be entitled to receive the Primary Servicing Fee for so long as the Master Servicer receives its fee, with respect to each Specially Serviced Loan.

(27)       Section 3.24. Notwithstanding anything herein to the contrary, the Primary Servicer will not permit or consent to any modification, extension, waiver, consent, Major Decision, Special Servicer Decision or other action contemplated by Section 3.24 of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer. With respect to any such proposed action, the Primary Servicer shall perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.24 of the Pooling and Servicing Agreement. The Master Servicer, not the Primary Servicer, will deal directly with the Special Servicer, the related Directing Holder and the Rating Agencies in connection with obtaining any necessary approval or consent from the Special Servicer, the related Directing Holder or the Rating Agencies; however, when processing loan-related events delegated to it through this Agreement, the Primary Servicer may consult with the Special Servicer as needed, provided that it copies the Master Servicer on all related correspondence to the Special Servicer and includes a representative of the Master Servicer on all related calls with the Special Servicer and otherwise keeps the Master Servicer fully informed as to the results of such consultations.

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If the Master Servicer consents to any such modification, extension, waiver, consent or any other action, the Primary Servicer shall close such transaction. When forwarding a request for the approval of any retail lease or renewal or extension thereof, the Primary Servicer shall forward to the Master Servicer the information concerning such lease required by, and in the form of, Exhibit I attached hereto. The Primary Servicer will not permit any Principal Prepayment with respect to any Mortgage Loan or Serviced Companion Loan without the written consent of the Master Servicer. The Primary Servicer shall promptly forward all requests for Principal Prepayments to the Master Servicer, along with a payoff statement (with respect to each Principal Prepayment request) setting forth the amount of the necessary Principal Prepayment calculated by the Primary Servicer.

(28)                 Section 3.25 is not incorporated herein. The Primary Servicer will not permit any replacement of a Manager for the related Mortgaged Property with respect to any Mortgage Loan without the express written consent of the Master Servicer.

(29)       Section 3.28. The Primary Servicer shall provide any reports and notices that it prepares or that are in its possession as required under Section 3.28 of the Pooling and Servicing Agreement to the Serviced Companion Loan Holders and shall copy the Master Servicer electronically in a manner reasonably agreed to by the Master Servicer and Primary Servicer.

(30)       Section 3.30. Notwithstanding any provision herein to the contrary, the Primary Servicer shall not make any request to a Rating Agency for a Rating Agency Confirmation; all such requests shall be made by, and as determined necessary by, the Master Servicer. The Primary Servicer shall not communicate (orally or in writing) with any Rating Agency regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the Serviced Companion Loans, the related Mortgaged Properties, the related Mortgagors or any other matters in connection with the Certificates or pursuant to this Agreement or the Pooling and Servicing Agreement. The Primary Servicer agrees to comply (and to cause each and every subcontractor, vendor or agent for the Primary Servicer and each of its officers, directors and employees to comply) with the provisions relating to communications with the Rating Agencies set forth in this Section 3.01(c)(30) and the Pooling and Servicing Agreement and shall not deliver to any Rating Agency any report, notice, statement, request for Rating Agency Confirmation or other information the communication of which to the Rating Agencies is restricted by the Pooling and Servicing Agreement.

All information described in the immediately preceding paragraph will be provided by, and all such communications, responses and requests described in the immediately preceding paragraph will be made by, the Master Servicer in accordance with the procedures required by the Pooling and Servicing Agreement. To the extent that the Master Servicer is required to provide any information to, or communicate with, any Rating Agency in accordance with its obligations under the Pooling and Servicing Agreement and such information or communication is regarding the Mortgage Loans or the Serviced Companion Loans or the primary servicing by the Primary Servicer under this Agreement, the Primary Servicer shall provide the information to the Master Servicer

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necessary for the Master Servicer to fulfill such obligations.

(31)      Section 3.32.

(32)                   Section 3.33 is not incorporated herein. The Primary Servicer shall not initiate or become involved in any claim or litigation that falls within the scope of Loan-Related Litigation. The Primary Servicer shall promptly, but in any event no later than five (5) Business Days of the Primary Servicer receiving service of such Loan-Related Litigation, provide written notice thereof to the Master Servicer. Notwithstanding the foregoing, the Primary Servicer shall retain the right to make determinations relating to claims or counter-claims against or on behalf of the Primary Servicer subject to Section 3.33(g) of the Pooling and Servicing Agreement and the rights of the Special Servicer set forth therein, which shall apply to the Primary Servicer to the extent such provisions apply to the Master Servicer.

(33)       Section 3.34 is not incorporated herein. If at any time the Primary Servicer is a servicer as contemplated by Item 1108(a)(2) of Regulation AB, the Primary Servicer shall notify the Master Servicer upon the occurrence of (i) a Responsible Officer of the Primary Servicer obtaining actual knowledge that the Primary Servicer is or has become an Impermissible TPP Affiliate or (ii) the Primary Servicer receiving notice by any party to the Pooling and Servicing Agreement, the Third Party Purchaser, the Sponsor or any Underwriter or Initial Purchaser that the Primary Servicer is or has become an Impermissible TPP Affiliate.

(34)       Section 4.02(b) is not incorporated herein. The Primary Servicer shall deliver to the Master Servicer, no later than 5:00 p.m. New York City time on the Primary Servicer Remittance Date, by electronic transmission in the format mutually agreed upon by the Master Servicer and the Primary Servicer, the CREFC® Financial File, the CREFC® Property File and the CREFC® Comparative Financial Status Report (except for the first two Distribution Dates), the CREFC® Loan Level Reserve/LOC Report, a CREFC® Loan Periodic Update File, the CREFC® Total Loan Report, a CREFC® Delinquent Loan Status Report and a CREFC® Servicer Watch List/Portfolio Review Guidelines, each providing the required information as of such Determination Date. The Primary Servicer shall also deliver the foregoing reports to any master servicer of a securitization of the Serviced Companion Loan no later than the Serviced Whole Loan Remittance Date. To the extent any Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan, the Primary Servicer shall send to the related Mortgagor a notice directing the Mortgagor to forward to the Special Servicer annual, quarterly and monthly operating statements, budgets and rent rolls of the related Mortgaged Property, and financial statements of the related Mortgagor. The preparation and maintenance by the Primary Servicer of all the reports specified in this Section 3.01(c)(32), including the calculations made therein, shall be done in accordance with CREFC® standards to the extent applicable thereto.

The Primary Servicer shall deliver to the Master Servicer not later than 5:00 p.m. New York City time on the first Business Day following the Determination Date by electronic transmission in a format designated by the Master Servicer, (a) on a monthly

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basis, the Collection Report (the information therein to be stated as of the Determination Date), (b) on a monthly basis, the CREFC® Loan Periodic Update File, and (c) on a quarterly basis the information on the Mortgage Loans and Serviced Companion Loans, including without limitation information regarding UCC financing statements, taxes, insurance premiums and ground rents on a quarterly basis, starting for the quarter ending September 30, 2025, within 30 days of the end of such quarter, required by and in the form of Exhibit E attached hereto. The Primary Servicer shall deliver to the Master Servicer on the second Business Day of each month by electronic transmission in a format designated by the Master Servicer a remittance report containing scheduled balance information for each Mortgage Loan and Serviced Companion Loan reflecting the scheduled Monthly Payment for such month in the form of Exhibit G attached hereto. In addition, on each Serviced Whole Loan Remittance Date and each day that the Primary Servicer forwards to the Master Servicer any funds pursuant to Section 3.01(c)(34) of this Agreement, the Primary Servicer shall deliver to the Master Servicer by electronic transmission in a format designated by the Master Servicer a report of the nature of such remittance in the form of Exhibit G attached hereto. The Primary Servicer shall also prepare and deliver to the Master Servicer not later than 5:00 p.m. New York City time on the 25th day of each calendar month, a certification in the form of Exhibit J attached hereto regarding the reconciliation of the Primary Servicer Whole Loan Custodial Account and the Escrow Account as of the last day of the immediately preceding calendar month.

Not later than 5:00 p.m. New York City time on the first Business Day following each Determination Date, the Primary Servicer shall deliver to the Master Servicer a single CREFC® Schedule AL File (with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period covered by the Form 10-D required to be filed with respect to the subject Distribution Date pursuant to Section 10.04 of the Pooling and Servicing Agreement) and any related Schedule AL Additional File, in each case, in the required format per Regulation AB and in Excel format; provided, however, that the Primary Servicer shall have no obligation to prepare or deliver the CREFC® Schedule AL File or the Schedule AL Additional File unless and until the Primary Servicer receives the Initial Schedule AL File, any Initial Schedule AL Additional File and the Annex A-1 to the Prospectus from the Master Servicer; and provided, further, that, if the Primary Servicer has not received such items from the Master Servicer prior to the time it would need such items in order for the Primary Servicer to prepare the CREFC® Schedule AL File with respect to the first Determination Date, the Primary Servicer shall request such items from the Master Servicer.  The Primary Servicer shall be entitled to conclusively rely, absent manifest error, without any due diligence, investigation or verification, on: (1) the content, completeness and accuracy of the Initial Schedule AL File, the Initial Schedule AL Additional File and Annex A to the Prospectus, in each case, as of the Closing Date; and (2) compliance, as of the Closing Date, of the Initial Schedule AL File and the Initial Schedule AL Additional File with any applicable requirements of Items 1111(h) and 1125 of Regulation AB and Items 601(b)(102) and 601(b)(103) of Regulation S-K, in each case as in effect on the Closing Date and only to the extent such requirements relate to filings required to be made in connection with the Preliminary Prospectus and the Prospectus.

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Any Schedule AL Additional File that the Primary Servicer determines, in accordance with the Servicing Standard, to deliver in connection with any CREFC® Schedule AL File prepared by the Primary Servicer pursuant to this paragraph shall be delivered in the required format per Regulation AB and in Excel format to the Master Servicer concurrently with the delivery of the related CREFC® Schedule AL File.

The Primary Servicer shall electronically deliver to the Master Servicer in Microsoft Excel format promptly upon completion, and in any event, at least five (5) Business Days before the Master Servicer must deliver or make available such reports, statements and files, under the Pooling and Servicing Agreement, a copy of all income statements, rent rolls and other reporting information collected by the Primary Servicer and the CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet with respect to the Mortgage Loans and Serviced Companion Loans as required by Section 4.02(b) of the Pooling and Servicing Agreement. The Primary Servicer shall also deliver the foregoing reports to any master servicer of a securitization of the Serviced Companion Loan no later than the related Serviced Whole Loan Remittance Date.

(35)       Section 4.06 is not incorporated herein. On the Primary Servicer Remittance Date immediately preceding each Distribution Date, the Primary Servicer shall remit to the Master Servicer by wire transfer the Available Distribution Amount for such date by 2:00 p.m. Charlotte, North Carolina time. Each month, on each Business Day between the Primary Servicer Remittance Date and the Distribution Date, the Primary Servicer shall forward to the Master Servicer by wire transfer the Available Distribution Amount for such date. Each month, on each Business Day that the Primary Servicer is not required to remit to the Master Servicer pursuant to the previous two sentences, the Primary Servicer shall forward to the Master Servicer by wire transfer all amounts collected by the Primary Servicer and not previously remitted to the Master Servicer which constitute delinquent payments on the Mortgage Loans and any related late fees or Default Interest. Section 3.01(c)(34) of this Agreement sets forth certain reporting requirements with respect to such remittances. The Primary Servicer shall not be permitted to make P&I Advances.

(36)       Section 10.01. In the second and third sentences of Section 10.01 of the Pooling and Servicing Agreement, references to the Depositor and any Other Depositor shall remain references to the Depositor or any Other Depositor, as applicable. The Primary Servicer shall provide any and all good faith cooperation to the Master Servicer, the Depositor, any Other Depositor, any Other Exchange Act Reporting Party, the Trustee and/or the Certificate Administrator reasonably requested and necessary to enable it to comply with Regulation AB.

(37)       Section 10.02. For purposes of Section 10.02 of the Pooling and Servicing Agreement, references to the Certificate Administrator, the Depositor and Other Depositor shall not mean Master Servicer, and the Primary Servicer shall deliver such written notice and any additional information required directly to the Depositor, the Certificate Administrator and any Other Depositor, as applicable, with a copy to the Master Servicer.

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(38)       Section 10.03 is not incorporated herein. The Primary Servicer shall provide all reasonable assistance (with respect to information regarding the Primary Servicer, the Mortgage Loans, or the Serviced Companion Loans) to the Master Servicer to enable it to comply with Section 10.03 of the Pooling and Servicing Agreement. The Primary Servicer shall cooperate with the Master Servicer, the Depositor and each Other Depositor in connection with the Trust’s reporting requirements under the Exchange Act.

(39)       Section 10.04. Any Additional Form 10-D Disclosure and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer (and, if the Primary Servicer is an Additional Servicer or a Servicing Function Participant, also to the Depositor, the Certificate Administrator and each Other Depositor and Other Exchange Act Reporting Party to which such Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes) within the time provided in Section 10.04 of the Pooling and Servicing Agreement. The Primary Servicer shall reasonably cooperate with the Master Servicer and the Depositor pursuant to Section 10.04(g) of the Pooling and Servicing Agreement with respect to any CREFC® Schedule AL File or Schedule AL Additional File provided by the Primary Servicer.

(40)       Section 10.05. The Primary Servicer shall provide all the reports required of a Reporting Servicer under Section 10.05 of the Pooling and Servicing Agreement. The Primary Servicer shall provide all reasonable cooperation (with respect to information regarding the Primary Servicer, the Mortgage Loans, or Serviced Companion Loans) to enable the Master Servicer to provide any Additional Form 10-K Disclosure. Any Additional Form 10-K Disclosure and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer (and, if the Primary Servicer is an Additional Servicer or a Servicing Function Participant, also to the Depositor, the Certificate Administrator and each Other Depositor and Other Exchange Act Reporting Party to which such Additional Form 10-K Disclosure is relevant for Exchange Act reporting purposes) on or before the fifth Business Day preceding March 1st of each year, beginning February 23, 2026. The Primary Servicer hereby acknowledges that the purpose of Section 10.05 of the Pooling Agreement is to facilitate the compliance by the Certificate Administrator with Regulation AB and such performance is contingent upon the Primary Servicer observing all applicable deadlines in the performance of its duties under Article X of the Pooling and Servicing Agreement.

(41)       Section 10.06. The Primary Servicer (without regard to whether the Primary Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer) shall provide a certification in the form of Exhibit Y-8 attached to the Pooling and Servicing Agreement (on which the Master Servicer and its officers, directors and Affiliates, in addition to the Certification Parties, can reasonably rely) to the Master Servicer on or before the fifth Business Day preceding March 1st of each year, beginning February 23, 2026. If the Primary Servicer is a Reporting Servicer, such certification shall also be provided to the Certifying Person by the time required by the Pooling and

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Servicing Agreement, and if the Primary Servicer is not a Reporting Servicer, such certification shall be delivered only to the Master Servicer. In addition, the Primary Servicer (a) shall provide such information and assistance as may be reasonably required to cooperate with the Master Servicer in complying with Section 10.06 of the Pooling and Servicing Agreement and (b) shall cooperate with the Master Servicer’s reasonable requests in performing its due diligence for its certification under Section 10.06 of the Pooling and Servicing Agreement.

(42)       Section 10.07. The Primary Servicer shall immediately following the occurrence thereof notify the Master Servicer, to the extent known by the Primary Servicer, of any Reportable Event with respect to the Form 8-K as to the Primary Servicer. Notwithstanding the preceding sentence, the Primary Servicer shall notify the Depositor, the Certificate Administrator, the Master Servicer and each Other Depositor and Other Exchange Act Reporting Party to which the particular Form 8-K Disclosure Information is relevant for Exchange Act reporting purposes, within one (1) Business Day of the occurrence thereof, but in no event later than noon on the second (2nd) Business Day after its occurrence, of any Reportable Event of which it has actual knowledge to the extent the Primary Servicer is identified as a “Responsible Party” on Exhibit Z of the Pooling and Servicing Agreement with respect to such Reportable Event. The Primary Servicer shall provide all reasonable cooperation to the Master Servicer for the Master Servicer to fulfill its obligations under Section 10.07 of the Pooling and Servicing Agreement (including without limitation, consultation with the Master Servicer with respect to any Reportable Event related to the Primary Servicer, the Mortgage Loans, or the Serviced Companion Loans).

(43)       Section 10.08. The Primary Servicer (without regard to whether the Primary Servicer is an Additional Servicer or Servicing Function Participant) shall deliver its Officer’s Certificate required by Section 10.08 of the Pooling and Servicing Agreement to the Master Servicer on or before the fifth Business Day preceding March 1st of each year, beginning February 23, 2026. If the Primary Servicer is an Additional Servicer or Servicing Function Participant, the Primary Servicer shall also deliver such Officer’s Certificate to the Certificate Administrator, the Depositor, the Serviced Companion Loan Holders (or, in the case of a Serviced Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party), the 17g-5 Information Provider and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative within the time provided in Section 10.08 of the Pooling and Servicing Agreement, and if the Primary Servicer is not an Additional Servicer or Servicing Function Participant, such Officer’s Certificate shall be delivered only to the Master Servicer. Without limiting the generality of Section 6.19 of this Agreement, the Primary Servicer shall not forward such accountant’s report to any Rating Agency.

(44)       Section 10.09. The Primary Servicer (without regard to whether the Primary Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer) shall deliver the items required under Section 10.09 of the Pooling and Servicing Agreement regarding itself (the “report on an assessment of compliance with

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Relevant Servicing Criteria”) to the Master Servicer on or before the fifth Business Day preceding March 1st of each year, beginning February 23, 2026. If the Primary Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer, the report on an assessment of compliance with Relevant Servicing Criteria shall also be delivered to the Certificate Administrator, the Trustee, the Depositor and the Serviced Companion Loan Holders (or, in the case of a Serviced Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party) within the time provided in Section 10.09 of the Pooling and Servicing Agreement, and if the Primary Servicer is not a Servicing Function Participant, a Reporting Servicer or Additional Servicer, the report on an assessment of compliance with Relevant Servicing Criteria shall be delivered only to the Master Servicer. Without limiting the generality of Section 6.19 of this Agreement, the Primary Servicer shall not forward such accountant’s report to any Rating Agency.

(45)       Section 10.10. The Primary Servicer (without regard to whether the Primary Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer) shall deliver the items required under Section 10.10 of the Pooling and Servicing Agreement regarding itself (the “accountants’ report”) to the Master Servicer on or before the fifth Business Day preceding March 1st of each year, beginning February 23, 2026. If the Primary Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer, the accountants’ report shall also be delivered to the Certificate Administrator, the Depositor, the Serviced Companion Loan Holders (or, in the case of a Serviced Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party), the Rule 17g-5 Information Provider and, prior to the occurrence and continuance of a Controlling Class Representative Consultation Termination Event, the Controlling Class Representative, within the time provided in Section 10.10 of the Pooling and Servicing Agreement, and if the Primary Servicer is not a Servicing Function Participant, a Reporting Servicer or Additional Servicer, the accountants’ report shall be delivered only to the Master Servicer. Without limiting the generality of Section 6.19 of this Agreement, the Primary Servicer shall not forward such accountant’s report to any Rating Agency.

(46)       Section 10.12. Section 10.12 of the Pooling and Servicing Agreement shall be incorporated herein and apply to the Primary Servicer for so long as the Primary Servicer is a Servicing Function Participant or an Additional Servicer to the same extent such section applies to the Master Servicer. To the extent the Primary Servicer is an Affected Reporting Party, the Primary Servicer shall comply with the requirements set forth in Section 10.12 of the Pooling and Servicing Agreement and incorporated herein by reference, including, but not limited to, obtaining the consent of the Depositor, or any Other Depositor, as applicable, and the Master Servicer (in each case, which consent shall not be unreasonably denied, withheld or delayed), to directly communicate with the Commission and negotiate a response and/or resolution with the Commission and copying the Master Servicer on all material communications with the Commission. All reasonable out-of-pocket costs and expenses incurred by the Depositor, or any Other Depositor, as applicable, and the Master Servicer (including reasonable legal fees and expenses of outside counsel to the Depositor and the Master Servicer) in connection with

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the foregoing and any amendments to any reports filed with the Commission therewith shall be promptly paid by the Primary Servicer upon receipt of an itemized invoice from the Depositor and/or the Master Servicer and/or any Other Depositor, as applicable.

The Primary Servicer shall indemnify and hold harmless the Master Servicer, each Certification Party, the Depositor and each Other Depositor (and their respective employees, directors and officers) against any and all expenses, losses, claims, damages, penalties, fines, forfeitures, legal fees, judgments, costs and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of (i) the failure to perform its obligations to the Master Servicer, the Depositor, any Other Depositor or Certificate Administrator under Sections 3.01(c)(37) through (47) of this Agreement by the time required after giving effect to any applicable grace period or cure period, (ii) negligence, bad faith or willful misconduct in the performance of its obligations set forth in Sections 3.01(c)(37) through (46) of this Agreement, (iii) the failure of any Servicing Function Participant or Additional Servicer retained by it to perform its obligations to the Master Servicer, the Depositor, any Other Depositor or Certificate Administrator under Sections 3.01(c)(37) through (46) of this Agreement by the time required after giving effect to any applicable grace period and cure period, or (iv) any Deficient Exchange Act Deliverable with respect to such Primary Servicer.

The Primary Servicer shall indemnify and hold harmless each Certification Party, the Depositor, each Other Depositor, any employee, director or officer of the Depositor or any Other Depositor, and each other person, if any, who controls the Depositor or any Other Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs, fees and expenses (including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation) incurred by such indemnified party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports pursuant to this Agreement, (ii) the negligence, bad faith or willful misconduct on its part in the performance of such obligations, (iii) any failure by a Servicer (as defined in Section 10.02(b) of the Pooling and Servicing Agreement) to identify a Servicing Function Participant pursuant to Section 10.02(c) of the Pooling and Servicing Agreement, or (iv) any Deficient Exchange Act Deliverable with respect to such Primary Servicer.

If the indemnification provided for in this Section 3.01(c)(46) is unavailable or insufficient to hold harmless any Certification Party, the Master Servicer, the Depositor, any Other Depositor, any employee, director or officer of the Depositor, the Master Servicer or any Other Depositor, then the Primary Servicer shall contribute to the amount paid or payable to the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the Primary Servicer on the other in connection with a breach of the Primary Servicer’s obligations pursuant to this

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Section 3.01(c)(46).

(47)       Section 10.17.

(48)       Section 11.01. The Primary Servicer shall provide all reasonable cooperation (including but not limited to providing information regarding the Mortgage Loans and Serviced Companion Loans in the Primary Servicer’s possession) to enable the Master Servicer to comply with its obligations set forth in Section 11.01 of the Pooling and Servicing Agreement.

Section 3.02                    Merger or Consolidation of the Primary Servicer.

The Primary Servicer shall keep in full effect its existence, rights and franchises as a national banking association under the laws of the United States of America. The Primary Servicer shall continue to be authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans and the Serviced Companion Loans are situated, if and to the extent required by applicable law, except where the failure to so comply would not adversely affect the Primary Servicer’s ability to perform its obligations in accordance with the terms of this Agreement.

Any Person into which the Primary Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Primary Servicer shall be a party, or any Person succeeding to the business of the Primary Servicer, shall be the successor of the Primary Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (i) must be a company whose business includes the origination and servicing of mortgage loans and shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, (ii) must be reasonably acceptable to the Master Servicer, and (iii) shall assume in writing the obligations of the Primary Servicer under this Agreement.

Section 3.03                  Limitation on Liability of the Primary Servicer and Others.

Neither the Primary Servicer nor any of the officers, employees or affiliates, agents of the Primary Servicer shall be under any liability to the Master Servicer any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Primary Servicer or any such person against any breach of representations or warranties made herein, or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence (or by reason of any specific liability imposed hereunder for a breach of the Servicing Standard) in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations and duties. The Primary Servicer and any officer, employee or agent of the Primary Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Primary Servicer shall not be under any obligation to appear in, prosecute or defend any legal action unless such action relates to its respective duties under this Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Trust Fund; provided, however, the Primary Servicer may, with the consent of the Master

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Servicer, undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, to the extent that the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom are reimbursable, and are reimbursed to the Master Servicer, by the Trust Fund pursuant to the Pooling and Servicing Agreement, the Primary Servicer shall be entitled to be reimbursed therefor from the Master Servicer upon written demand. To the extent provided in Section 6.03 of the Pooling and Servicing Agreement, the Primary Servicer shall be indemnified and held harmless by the Trust Fund against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to this Agreement, the Mortgage Loans, the Companion Loans or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne by the Primary Servicer without right of reimbursement pursuant to the terms of the Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by Primary Servicer or (B) willful misconduct, bad faith, or negligence of Primary Servicer in the performance of duties under the KeyBank Primary Servicing Agreement or negligent disregard of obligations and duties under the Primary Servicing Agreement. The Primary Servicer shall not have any rights of indemnification out of the Trust Fund except through the Master Servicer as described above and, in each case, to the full extent that the Master Servicer is permitted to indemnification from the Trust Fund under the Pooling and Servicing Agreement.

Section 3.04                   Primary Servicer Not to Resign.

The Primary Servicer shall not resign from the obligations and duties hereby imposed on it except by sixty (60) days prior written notice to the Master Servicer, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Primary Servicer. Any such determination permitting the resignation of the Primary Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer.

Section 3.05                   No Transfer or Assignment of Servicing.

With respect to the responsibility of the Primary Servicer to service the Mortgage Loans and Serviced Companion Loans hereunder, the Primary Servicer acknowledges that the Master Servicer has acted in reliance upon the Primary Servicer’s independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 3.05, the Primary Servicer shall neither assign or transfer this Agreement or the servicing hereunder nor delegate its rights or duties hereunder or any portion thereof, nor sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Master Servicer and the prior written consent of the Depositor, which consents will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, prior to any assignment or transfer by the Primary Servicer of this Agreement or the servicing hereunder (the “Primary Servicing Rights”), the Primary Servicer shall provide written notice (a

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“Transfer Notice”) to the Master Servicer of the Primary Servicer’s intent to assign or transfer the Primary Servicing Rights (which notice shall include copies of bids from at least three Persons (that are not Affiliates of the Primary Servicer) to purchase the Primary Servicing Rights and the Master Servicer shall have the right, exercisable by written notice to the Primary Servicer within thirty (30) days of receipt of the Transfer Notice, to purchase the Primary Servicing Rights at a price equal to the highest of the bids specified in the Transfer Notice. The Primary Servicer shall notify Master Servicer upon the completion of any assignment (except to the Master Servicer as contemplated above) and provide all information as required by Section 10.02 of the Pooling and Servicing Agreement.

Section 3.06                   Indemnification.

The Master Servicer and the Primary Servicer each agrees to and hereby does indemnify and hold harmless the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer (including any of their partners, directors, officers, shareholders, members, managers, employees or agents) from and against any and all claims, disputes, losses, penalties, fines, forfeitures, reasonable legal fees and related costs (including, without limitation, in connection with the enforcement of such indemnified party’s rights under this Agreement), judgments, and any other costs, liabilities, fees and expenses that the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer, may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Master Servicer or Primary Servicer, as applicable, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or Primary Servicer, as applicable, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided, that such indemnity shall not cover indirect or consequential damages. Each indemnified party hereunder shall give prompt written notice to the indemnitor of matters which may give rise to liability of such indemnitor hereunder; provided, however, that failure to give such notice shall not relieve the indemnitor of any liability except to the extent of actual prejudice. Section 3.06 of this Agreement shall survive the termination of this Agreement and the termination or resignation of the Master Servicer or the Primary Servicer.

ARTICLE IV

DEFAULT

Section 4.01                   Events of Default.

In case one or more of the following events (each, an “Event of Default”) by the Primary Servicer shall occur and be continuing, that is to say:

(a)       any failure by the Primary Servicer to deposit into the Primary Servicer Whole Loan Custodial Account ot any Escrow Account, or to deposit into, or to remit to the Master Servicer, on a timely basis, any amount required to be so deposited or remitted under this Agreement; provided, however, that the Primary Servicer will have one (1) Business Day to remedy a failure to make such a deposit or remittance on the date and at the time required by this Agreement; or

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(b)       any failure on the part of the Primary Servicer to observe or perform its obligations and duties in accordance with Section 3.08 of the Pooling and Servicing Agreement; or

(c)       any failure on the part of the Primary Servicer to (a) timely make available and certify to the Master Servicer the information called for on Exhibit E at any time required hereunder, or (b) timely make available and certify to the Master Servicer the Collection Report which failure continues unremedied for one (1) Business Day; or

(d)       the Primary Servicer shall fail three (3) times within any twelve (12) month period to (a) timely deposit or remit any amounts required to be deposited or remitted under this Agreement, or (b) timely provide to the Master Servicer any report required by this Agreement to be provided to the Master Servicer; or

(e)       any failure by the Primary Servicer duly to observe or perform in any material respect any of its other covenants or obligations under this Agreement (other than those addressed in another clause of this Section 4.01), which failure continues unremedied for a period of twenty-five (25) days (or (i) with respect to any year that a report on Form 10-K is required to be filed, three (3) Business Days in the case of the Primary Servicer’s obligations contemplated by Article X of the Pooling and Servicing Agreement (as incorporated or restated in this Agreement) or (ii) 10 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Primary Servicer pursuant to this Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of such failure, requiring the same to be remedied, has been given to the Primary Servicer by the Master Servicer; provided, however, if that failure (other than a failure that results in the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) is capable of being cured and the Primary Servicer has provided the Master Servicer with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to diligently pursue, a full cure, such twenty-five (25) day period shall be extended for an additional thirty (30) days; or

(f)       any breach on the part of the Primary Servicer of any representation or warranty contained in Section 2.05 of the Pooling and Servicing Agreement which materially and adversely affects the interests of the Master Servicer or any Class of Certificateholders and which continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer; provided, however, if that breach is capable of being cured and the Primary Servicer has provided the Master Servicer with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to diligently pursue, a full cure, such thirty (30) day period shall be extended for an additional thirty (30) days; or

(g)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and

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liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Primary Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(h)       the Primary Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Primary Servicer or of or relating to all or substantially all of its property; or

(i)       the Primary Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

(j)       the Primary Servicer shall assign or transfer or attempt to assign or transfer all or part of its rights and obligations hereunder except as permitted by this Agreement; or

(k) KBRA or Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Trust Certificates, or (B) placed one or more Classes of Trust Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (A) or (B), publicly citing servicing concerns with the Primary Servicer as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency, within 60 days of such event); or

(l)       the Primary Servicer ceases to have a commercial primary servicer rating of at least “CPS3” from Fitch and that rating is not reinstated within 60 days; or

(n)       any act or failure to act by the Primary Servicer that causes an Event of Default (as defined in the Pooling and Servicing Agreement) with respect to the Master Servicer; or

(o) (1), any failure by the Primary Servicer to deliver by the due date any Exchange Act reporting items required to be delivered to the Master Servicer, the Certificate Administrator or the Depositor under Article X of the Pooling and Servicing Agreement or under this Agreement (following the expiration of any applicable grace period) or to the master servicer under any other pooling and servicing agreement that the Depositor is a party to; or (2) any failure by the Primary Servicer to perform in any material respect any of the covenants or obligations of the Primary Servicer contained in this Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required for any party to the Pooling and Servicing Agreement to perform its obligations under Article X of the Pooling and Servicing Agreement (following the expiration of any applicable grace period) or under the Exchange Act reporting items required under any other pooling and servicing agreement that the Depositor is a party to.

If any Event of Default shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer or, with respect to any Event of Default under clause (n) above, the Depositor, may terminate, by notice in writing to the Primary Servicer, all of the rights and obligations of the Primary Servicer as Primary Servicer under this Agreement and in and to the Mortgage Loans and Serviced

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Companion Loans and the proceeds thereof. From and after the receipt by the Primary Servicer of such written notice, all authority and power of the Primary Servicer under this Agreement, whether with respect to the Mortgage Loans, Serviced Companion Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under this Section 4.01, and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Primary Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and Serviced Companion Loans and related documents, or otherwise. The Primary Servicer agrees that if it is terminated pursuant to this Section 4.01, it shall promptly (and in any event no later than five (5) Business Days subsequent to its receipt of the notice of termination) provide the Master Servicer with all documents and records (including, without limitation, those in electronic form) requested by it to enable it to assume the Primary Servicer’s functions hereunder, and shall cooperate with the Master Servicer in effecting the termination of the Primary Servicer’s responsibilities and rights hereunder and the assumption by a successor of the Primary Servicer’s obligations hereunder, including, without limitation, the transfer within one (1) Business Day to the Master Servicer for administration by it of all cash amounts which shall at the time be or should have been credited by the Primary Servicer to the Primary Servicer Whole Loan Custodial Account, the Collection Account, the Whole Loan Custodial Account, any Escrow Account, any Lock-Box Account or any REO Account or thereafter be received with respect to the Mortgage Loans or Serviced Companion Loans or any REO Property (provided, however, that the Primary Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 3.03 of this Agreement notwithstanding any such termination).

Section 4.02                  Waiver of Defaults.

The Master Servicer may waive any default by the Primary Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 4.03                   Other Remedies of Master Servicer.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Master Servicer, in addition to the rights specified in Section 4.01 of this Agreement, shall have the right, in its own name, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission

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to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

ARTICLE V

TERMINATION

Section 5.01                  Termination.

Except as otherwise specifically set forth herein, the rights, obligations and responsibilities of the Primary Servicer shall terminate (without payment of any penalty or termination fee) (i) upon the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and Serviced Companion Loan and the disposition of all REO Property and the remittance of all funds due hereunder; (ii) by mutual consent of the Primary Servicer and the Master Servicer in writing; (iii) pursuant to Section 5.02 of this Agreement; (iv) at the option of any purchaser of any Mortgage Loan pursuant to the Pooling and Servicing Agreement, upon such purchase and only with respect to such purchased Mortgage Loan, subject to the Primary Servicer’s rights to retain accrued and unpaid Primary Servicing Fees; or (v) upon termination of the Pooling and Servicing Agreement. Notwithstanding anything herein to the contrary, the Primary Servicer shall not receive any Primary Servicing Fee upon termination of this Agreement.

Section 5.02                   Termination With Cause.

The Master Servicer may, at its sole option, terminate any rights the Primary Servicer may have hereunder with respect to the Mortgage Loans and Serviced Companion Loans as provided in Section 4.01 of this Agreement upon the occurrence of an Event of Default.

Additionally, the Depositor may terminate any rights the Primary Servicer may have hereunder with respect to the Mortgage Loans and Serviced Companion Loans at any time following any failure of the Primary Servicer to deliver any Exchange Act reporting items that the Primary Servicer is required to deliver under Regulation AB as otherwise contemplated by Article X of the Pooling and Servicing Agreement.

In addition, the Master Servicer shall terminate any rights the Primary Servicer may have hereunder with respect to the Mortgage Loans if at any time the Primary Servicer is an “affiliate” (as defined in the Risk Retention Rule) of the Retaining Third Party Purchaser or any subsequent Third Party Purchaser and the Primary Servicer is a servicer as contemplated by Item 1108(a)(2) of Regulation AB pursuant to the Pooling and Servicing Agreement.

Any notice of termination shall be in writing and delivered to the Primary Servicer as provided in Section 6.05 of this Agreement.

Section 5.03                  Intentionally Deleted.

Section 5.04                 Termination of Duties with Respect to Specially Serviced Loans.

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At such time as any Mortgage Loan becomes a Specially Serviced Loan, the obligations and duties of the Primary Servicer set forth herein with respect to such Specially Serviced Loan that are required to be performed by the Special Servicer under the Pooling and Servicing Agreement shall cease. The Primary Servicer shall continue to perform all of its duties hereunder with respect to the Specially Serviced Loans that are not required to be performed by the Special Servicer pursuant to the Pooling and Servicing Agreement. If a Specially Serviced Loan becomes a Corrected Loan, the Primary Servicer shall commence servicing such Corrected Loan pursuant to the terms of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.01                  Successor to the Primary Servicer.

Prior to termination of the Primary Servicer’s responsibilities and duties under this Agreement pursuant to Sections 3.04, 4.01, 5.01 or 5.02 of this Agreement, the Master Servicer shall (i) succeed to and assume all of the Primary Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which satisfies the criteria for a successor Primary Servicer in Section 3.02 of this Agreement and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Primary Servicer under this Agreement accruing following the termination of the Primary Servicer’s responsibilities, duties and liabilities under this Agreement.

Section 6.02                   Financial Statements.

The Primary Servicer shall, upon the request of the Master Servicer, make available its financial statements and other records relevant to the performance of the Primary Servicer’s obligations hereunder.

Section 6.03                   Closing.

The closing for the commencement of the Primary Servicer to perform the servicing responsibilities under this Agreement with respect to the Mortgage Loans and Serviced Companion Loans shall take place on the Closing Date. At the Master Servicer’s option, the closing shall be either by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing shall be subject to the execution and delivery of the Pooling and Servicing Agreement by the parties thereto.

Section 6.04                   Closing Documents.

The Closing Documents shall consist of all of the following documents:

(a)	to be provided by the Primary Servicer:

(i)	this Agreement executed by the Primary Servicer;
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(ii)	an Officer’s Certificate of the Primary Servicer, dated the Closing Date and in the form of Exhibit B hereto, including all attachments thereto;

(iii)	Reserved; and

(iv)	the account certifications in the form of Exhibit F hereto required by Section 3.01(c)(7) and (8) of this Agreement, fully completed; and
(b)	to be provided by the Master Servicer:

(i)	this Agreement executed by the Master Servicer; and

(ii)	the Mortgage Loan Schedule, with one copy to be attached to each counterpart of this Agreement as Exhibit A hereto; and

(iii)	the Pooling and Servicing Agreement substantially in the form of Exhibit C hereto.

Section 6.05    Notices.

All demands, notices, consents and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to the following addresses:

(i)	if to the Master Servicer:

Trimont LLC

Commercial Mortgage Servicing

550 South Tryon Street, Suite 2400

Charlotte, North Carolina 28202

Reference: BMO 2025-C12 Asset Manager

Email: trimont.commercial.servicing@cms.trimont.com

with a copy to:

Trimont LLC

Two Alliance Center

3560 Lenox Rd NE, Suite 2200

Atlanta, Georgia 30326

Attention: Legal Department

Email: legaldepartment@trimont.com

With a copy to:

K&L Gates LLP

300 South Tryon St., Suite 1000

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Charlotte, North Carolina 28202
Attention: Stacy G. Ackermann

(ii)	if to the Primary Servicer:

KeyBank National Association

11501 Outlook Street, Suite 300

Overland Park, Kansas 66211

Attention: Michael A. Tilden

Email: michael_a_tilden@keybank.com

with a copy to:

Polsinelli

900 West 48th Place, Suite 900

Kansas City, Missouri 64112

Attention: Kraig Kohring

Email: kkohring@keybank.com

or such other address as may hereafter be furnished to the other party by like notice.

Section 6.06                   Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan or Serviced Companion Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 6.07                   Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 6.08                   Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal Law.

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Section 6.09                   Protection of Confidential Information.

The Primary Servicer shall keep confidential and shall not divulge to any party other than the Master Servicer, the Depositor, the Special Servicer or the Trustee, without the Master Servicer’s prior written consent, any information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Primary Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or in accordance with this Agreement.

Section 6.10                  Intention of the Parties.

It is the intention of the parties that the Master Servicer is conveying, and the Primary Servicer is receiving, only a contract for servicing the Mortgage Loans and the Serviced Companion Loans. Accordingly, the parties hereby acknowledge that the Trustee remains the sole and absolute beneficial owner of the Mortgage Loans and all rights related thereto.

Section 6.11                   Third Party Beneficiary.

The Trustee, for the benefit of the Certificateholders, and the Trust, as holder of the Lower-Tier Regular Interests, shall each be a third party beneficiary under this Agreement, provided that, except to the extent the Trustee or its designee assumes the obligations of the Master Servicer hereunder as contemplated by Section 6.12 of this Agreement, none of the Trustee, the Trust, the Operating Advisor, the Certificate Administrator, any successor Master Servicer, the Special Servicer or any Certificateholder shall have any duties under this Agreement or any liabilities arising herefrom. The Depositor and each Certification Party shall be a third party beneficiary under this Agreement solely with respect to the obligations of the Primary Servicer under Section 3.01(c)(36) through Section 3.01(c)(46) of this Agreement.

Section 6.12                  Successors and Assigns; Assignment of Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Primary Servicer and the Master Servicer and the respective successors and assigns of the Primary Servicer and the Master Servicer. This Agreement shall not be assigned, pledged or hypothecated by the Primary Servicer to a third party except as otherwise specifically provided for herein. If the Master Servicer shall for any reason no longer act in such capacity under the Pooling and Servicing Agreement (including, without limitation, by reason of a Servicer Termination Event), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer under this Agreement, or, alternatively, may act in accordance with Section 7.02 of the Pooling and Servicing Agreement under the circumstances described therein (subject to Section 3.01(c) and (d) of the Pooling and Servicing Agreement).

Section 6.13                  Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

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Section 6.14                   Exhibits.

The Exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 6.15                   General Interpretive Principles.

The article and section headings are for convenience of a reference only, and shall not limit or otherwise affect the meaning hereof.

Section 6.16                   Complete Agreement.

This Agreement embodies the complete agreement between the parties regarding the subject matter hereof and may not be varied or terminated except by a written agreement conforming to the provisions of Section 6.18 of this Agreement. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

Section 6.17                   Further Agreement.

The Primary Servicer and the Master Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 6.18                   Amendments.

This Agreement may only be amended with the consent of the Primary Servicer and the Master Servicer and, to the extent required by Section 3.01(c)(vii) of the Pooling and Servicing Agreement, the prior written consent of the Depositor, which consent shall not be unreasonably withheld, conditioned or delayed. No amendment to the Pooling and Servicing Agreement that purports to change the rights or obligations of the Primary Servicer hereunder shall be effective against the Primary Servicer without the express written consent of the Primary Servicer.

Section 6.19                   Exchange Act Rule 17g-5 Procedures.

(a)       Notwithstanding any provision herein to the contrary but subject to Section 6.19(c) of this Agreement and except as required by law, the Primary Servicer shall not provide any information directly to, or communicate with, either orally or in writing, any Rating Agency regarding the Certificates or the Mortgage Loans or the Serviced Companion Loans relevant to the Rating Agency’s surveillance of the Certificates, Mortgage Loans or Serviced Companion Loans, including, but not limited to, providing responses to inquiries from the Rating Agency regarding the Certificates, the Mortgage Loans, or the Serviced Companion Loans and requests for a Rating Agency Confirmation. All such information will be provided by, and all such communications, responses and requests will be made by, the Master Servicer in accordance with the procedures required by the Pooling and Servicing Agreement. To the extent that the Master Servicer is required to take any action under the Pooling and Servicing Agreement to comply with Exchange Act Rule 17g-5, the Primary Servicer shall cooperate and provide any

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information reasonably requested by the Master Servicer to enable the Master Servicer to comply with such obligations.

(b)       The Primary Servicer hereby expressly agrees to indemnify and hold harmless the Master Servicer and the Depositor and their respective officers, directors, shareholders, members, managers, employees, agents, Affiliates and controlling persons, and the Trust Fund (each, an “Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses), joint or several, to which any such Indemnified Party may become subject, under the Act, the Exchange Act or otherwise, pursuant to a third-party claim, insofar as such losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses) arise out of or are based upon (i) the Primary Servicer’s breach of this Section 6.19 or (ii) a determination by the Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), to the extent caused by any such breach referred to in clause (i) above by the Primary Servicer, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, as such expenses are incurred.

(c)       None of the foregoing restrictions in this Section 6.19 prohibit or restrict oral or written communications, or providing information, between the Primary Servicer and any Rating Agency with regard to (i) such Rating Agency’s review of the ratings it assigns to the Primary Servicer, (ii) such Rating Agency’s approval of the Primary Servicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s evaluation of the Primary Servicer’s servicing operations in general; provided, however, that the Primary Servicer shall not provide any information relating to the Certificates or the Mortgage Loans to such Rating Agency in connection with such review and evaluation by such Rating Agency unless (x) borrower, property or deal specific identifiers are redacted; (y) the Master Servicer confirms to the Primary Servicer in writing that it has previously provided such information to the Rule 17g-5 Information Provider and does not provide such information to such Rating Agency until the earlier of (a) receipt of notification from the Rule 17g-5 Information Provider that such information has been posted to the Rule 17g-5 Information Provider’s Website and (b) after 12:00 p.m. on the first Business Day following the date it has provided such information to the Rule 17g-5 Information Provider; or (z) the Rating Agency has confirmed in writing to the Primary Servicer that it does not intend to use such information in undertaking credit surveillance for any Class of Certificates (and the Primary Servicer shall, upon written request, certify to the Depositor, with copy to the Master Servicer, that it received the confirmation described in this clause (z)).

[SIGNATURES ON NEXT PAGE]

33

IN WITNESS WHEREOF, the Primary Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

TRIMONT LLC

By:	/s/ MaryKate Walker
Name: MaryKate Walker
Title: Authorized Signatory

BMO 2025-C12
Signature Page to KeyBank Primary Servicing Agreement

IN WITNESS WHEREOF, the Primary Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Michael A. Tilden
Name: Michael A. Tilden
Title: Vice President

BMO 2025-C12
Signature Page to KeyBank Primary Servicing Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Mortgage Loans

Loan Seller	LOAN NAME	CUT-OFF DATE BALANCE	PRIMARY SERVICING FEE %
KeyBank	Storquest – Phoenix	$8,700,000	0.01%
KeyBank	Mini U Storage – Santa Fe	$8,200,000	0.01%
KeyBank	Mini U Storage – Glen Mills	$7,650,000	0.01%
KeyBank	Mini U Storage – Folsom	$7,325,000	0.01%
KeyBank	Mini U Storage – Arlington	$3,225,000	0.01%
KeyBank	Arbor Glade	$2,705,000	0.01%

Serviced Companion Loans

LOAN NAME	CUT-OFF DATE BALANCE	PRIMARY SERVICING FEE %
N/A	N/A	N/A

A-1

EXHIBIT B

PRIMARY SERVICER’S OFFICER’S CERTIFICATE

I, ___________________ , hereby certify that I am the duly elected of [Primary Servicer],

a corporation organized under the laws of the State of (the “Primary Servicer”) and further as follows:

(i)                Attached hereto as Exhibit 1 is a true, correct and complete copy of the articles of incorporation of the Primary Servicer which are in full force and effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since

(ii)              Attached hereto as Exhibit 2 is a true, correct and complete copy of the by-laws of the Primary Servicer which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since

(iii)            Attached hereto as Exhibit 3 is an original certificate of good standing of the Primary Servicer, issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

(iv)            Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Primary Servicer of or compliance by the Primary Servicer with the Primary Servicing Agreement or the consummation of the transactions contemplated by the Primary Servicing Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Primary Servicer.

(v)               Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Primary Servicing Agreement, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Primary Servicer, the terms of any indenture or other agreement or instrument to which the Primary Servicer is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulation, writ, injunction or decree of any court, governmental authority or regulatory body to which the Primary Servicer is subject or by which it is bound.

(vi)             There is no action, suit, proceeding or investigation pending or to the best of my knowledge threatened against the Primary Servicer which, in our judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial conditions, properties or assets of the Primary Servicer or in any material impairment of the right or ability of the Primary Servicer to carry on its business substantially as now conducted or in any material liability on the part of the Primary Servicer or which would draw into question the validity of the Primary Servicing Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Primary Servicer to perform under the terms of the Primary Servicing Agreement.

B-1

(viii)        Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Primary Servicer, signed the Primary Servicing Agreement and any other document delivered prior hereto or on the date hereof in connection with the Primary Servicing Agreement, was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Primary Servicer, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

(ix)            The Primary Servicer is duly authorized to engage in the transactions described and contemplated in the Primary Servicing Agreement.

B-2

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Primary Servicer.

Dated:		By:
Name:
	[Seal]	Title: [Vice] President

I, ____________________ , an [Assistant] Secretary of [Primary Servicer], hereby certify that___________________________ is the duly elected, qualified and acting [Vice] President of the Primary Servicer and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:		By:
Name:
	[Seal]	Title: [Vice] President

B-3

EXHIBIT 5

To

Primary Servicer’s Officer’s Certificate

Name

B-4

EXHIBIT C

POOLING AND SERVICING AGREEMENT

Previously Delivered.

C-1

EXHIBIT D

[RESERVED]

D-1

EXHIBIT E

QUARTERLY SERVICING CERTIFICATION

Primary Servicer:

RE:     BMO 2025-C12

Pursuant to the Servicing Agreement(s) between Trimont LLC and the above referenced Primary Servicer, we certify that with respect to each mortgage loan serviced by us for Trimont LLC that as of the quarter ending ______________ except as otherwise noted below:

●	All taxes, assessments and other governmental charges levied against the mortgaged premises, ground rents payable with respect to the mortgaged premises, if any, which would be delinquent if not paid, have been paid.
●	All required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the loan documents.
●	On all required insurance policies, the loss payee is in the name of the Trust.
●	All UCC Financing Statements have been renewed prior to expiration.
●	All reserves are maintained and disbursed in accordance with the loan documents and no expired reserves exist.
●	All letters of credit are transferred to the Trust as beneficiary and are properly renewed.
●	Lockboxes are being serviced in accordance with loan documents.
●	All required loan documents, third party reports and underwriting files are complete and all applicable loan documents have been properly assigned to the Trust.

EXCEPTIONS:

Servicing Officer	Date

E-1

EXHIBIT F

FORM OF ACCOUNT CERTIFICATION
BMO 2025-C12

Securitization:

Sub Servicer:

New Account	Change of Account Information

Indicate purpose of account (check all that apply):

Principal & Interest	Deposit Clearing

Taxes & Insurance	Disbursement Clearing

Reserves (non-interest bearing)	Suspense

Reserves (interest bearing)

Account Number:

Account Name:

Depository Institution (and Branch):

Name:

Street:

City, State, Zip:

Rating Agency:	Rating:

Please note that the name of the account must follow the guideline specifications detailed in the applicable agreement.

Prepared by:

Signature:

Title:

Date:

Telephone:	Fax:

F-1

EXHIBIT G

FORM OF
COLLECTION REPORT

BMO 2025-C12

Month of________

1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32	33	34	35	36	37	38	39
Sub Serv ID	Master Servicer Loan #	Sub- Servicer Loan#	Prosp ID	Sched Due Date	Begin Balance Prior to Pmt	Ending Balance After Pmt	Paid Thru Date	Current Note Rate	Sub-Servicer Fee Rate	Sched Prin Pmt	Sched Int Pmt	Sched P&I Amount	Sched Sub-Serv Fee	Sched Addl Sub-Sub Fee	Neg Am/ Deferred Int Amount	Unsched Principal Rec'd	Other Principal Adjust	Other Interest Adjust	Liq/ Prepmt Date	Prepmt Penalty / YM Rec'd	Prepmt Int Exc/Short	Liq/ Prepmt Code	T&I Advances O/S	Pmt Eff Date Recd	Actual Principal Rec'd	Actual (Gross) Interest Rec'd	Actual Sub-Servicer Fee Paid	Addl Sub-Sub Fee Paid	Actual (Net) Interest Rec'd	Late Charges Rec'd	Default Interest Rec'd	Assum Fees Rec'd	Addl Fees Rec'd	Remittance Amount	Actual Loan Balance	Total Reserve Balance	Pmt Loans Status	Comments

										0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00		0.00	0.00		0.00		0.00	0.00	0.00			0.00	0.00	0.00	0.00	0.00

																															NET REMIT TO MS -

	Loan Status	A - payment not received but still in grace period
B - late payment but less than 1 month delinquent
O - Current
1 - One month delinquent
2 - Two months delinquent
3 - Three months delinquent
4 - Assumed Schedule Payment
5 - Prepaid in Full
6 - Specially Serviced
7 - in foreclosure
9 - REO
Prepared By		10 - DPO
Approved By		11 - Modification

G-1

EXHIBIT H

FORM OF CERTIFICATE OF INSURANCE

Primary Servicer:

RE: BMO 2025-C12

Pursuant to the Primary Servicing Agreement(s) between Trimont LLC and the above-named Primary Servicer, we certify with respect to the Mortgage Loans and Serviced Companion Loans serviced by us for Trimont LLC that all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Servicing Agreement(s).

Servicing Officer	Date

H-1

EXHIBIT I

NEW LEASE INFORMATION

Loan #	Property Type:	Tenant:
Property Name/Address:
Term (Years, Months):	Sq Ft Gross Rentable:	Net Rentable

Begin Lease Date:	Retail
End Lease Date:	Office
Occupancy Date (if diff):	Other
Minimum Rent	(S/SF/YR)

		(Mo/Yr)	Escalation:	CPI	Other
Change to	on
Change to	on
Change to	on
Change to	on

Percentage Rent

% Amount	For	% Rent Due:
	For		Monthly
	Up to		Quarterly
	Up to		Annually

Breakpoint	(S/Yr)	Sales Report Due:

(Mo/Yr)
Change to	on		Monthly
Change to	on		Quarterly
Change to	on		Annually

Recoveries

Taxes	Per
Insurance	Per
Cam	Per
HVAC	Per
Adver/Promo	Per
Per
Per
Management	Per

Renewal Options

I-1

Term
Minimum rent
% Rent

SF
Gross Rentable
Net Rentable

Landlord Costs

Alterations:
Commissions:
Moving Allowances:
Buyout Clauses:
Other:

Building Insurance Requirements

Tenant maintains fire & ED on building(s); will need coverage to renew
Does not furnish building coverage
General liability naming landlord mortgagee as additional insured; will need coverage for review
General liability without mentioning landlord’s mortgagee; do not need coverage

Waiver of Subrogation

N/A
Mutual; will need endorsement
Landlord only; will need endorsement
Tenant only; do not need endorsement

Comments:

Attachments:

Original Lease
Original Subordination Agreement

I-2

EXHIBIT J
MONTHLY ACCOUNTS CERTIFICATION

Servicer:

Re:	BMO 2025-C12

Pursuant to the Servicing Agreement(s) between Trimont LLC and the above named Primary Servicer, I certify with respect to each transaction serviced by us, as noted above, for Trimont LLC that as of _____________ (Determination Date), all collection accounts and servicing accounts have been properly reconciled and the reconciliations have been reviewed and approved by Primary Servicer’s management, except as otherwise noted below:

EXCEPTIONS:

Servicing Officer	Date

J-1